Oppenheimer LifeSpan Growth Fund
                            Exhibit 24(b)(16) to Form N-1A
                        Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 1 year which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  06/27/95               0.0517000         0.0000000               10.300
  12/28/95               0.1189261         0.2326600               11.340
  06/18/96               0.0900000         0.0399000               12.450
  12/30/96               0.0800200         0.6186100               12.470

Class B Shares
  12/28/95               0.0308857         0.2326600               11.410
  06/18/96               0.0610000         0.0399000               12.520
  12/30/96               0.0567200         0.6186100               12.500

Class C Shares
  06/18/96               0.0870000         0.0399000               12.450
  12/30/96               0.0653700         0.6186100               12.420




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Oppenheimer Lifespan Growth Fund
Page 2



  1. Average Annual Total Returns for the Periods Ended 10/31/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maxiExamples at NAV:
  sales charge of 5.75%:

  One Year                                One Year

  {($1,064.61/$1,000)^ 1} - 1  =   6.46%  {($1,129.57/$1,000)^ 1} - 1  =  12.96%

  Inception                               Inception

  {($1,424.50/$1,000)^.4} - 1  =  15.20%  {($1,511.42/$1,000)^.4} - 1  =  17.97%

Class B Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                                One Year

  {($1,070.67/$1,000)^ 1} - 1  =   7.07%  {($1,120.67/$1,000)^ 1} - 1  =  12.07%

  Inception                               Inception

  {($1,299.06/$1,000)^.4806}- 1 = 13.40%  {($1,329.07/$1,000)^.4806}- 1 = 14.65%

Class C Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                                One Year

  {($1,110.50/$1,000)^ 1} - 1  =  11.05%  {($1,120.50/$1,000)^ 1} - 1  =  12.05%

  Inception                               Inception

  {($1,154.57/$1,000)^.6667}- 1 = 10.06%  {($1,154.57/$1,000)^.6667}- 1 = 10.06%



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Oppenheimer Lifespan Growth Fund
Page 3


2. Cumulative Total Returns for the Periods Ended 10/31/97:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maxiExamples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  $1,064.61 - $1,000/$1,000   =    6.46%   $1,129.57 - $1,000/$1,000   =  12.96%

  Inception                                Inception

  $1,424.50 - $1,000/$1,000   =   42.45%   $1,511.42 - $1,000/$1,000   =  51.14%


Class B Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                                 One Year

  $1,070.67 - $1,000/$1,000   =    7.07%   $1,120.67 - $1,000/$1,000   =  12.07%

  Inception                                Inception

  $1,299.06 - $1,000/$1,000   =   29.91%   $1,329.07 - $1,000/$1,000   =  32.91%


Class C Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                                 One Year

  $1,110.50 - $1,000/$1,000   =   11.05%   $1,120.50 - $1,000/$1,000   =  12.05%

  Inception                                Inception

  $1,154.57 - $1,000/$1,000   =   15.46%   $1,154.57 - $1,000/$1,000   =  15.46%